Summit Therapeutics Announces Rights Offering

Cambridge, MA, January 25, 2022 - Summit Therapeutics Inc. (NASDAQ: SMMT) (“Summit” or the “Company”) today announced that the Company’s Board of Directors has approved a rights offering available to all holders of record of the Company’s common stock, par value $0.01 (the “Common Stock”) as of the close of the market on February 4, 2022 (the “Record Date”). The Company intends to distribute to all holders of Common Stock as of the Record Date non-transferable subscription rights to purchase shares of Common Stock at a price per share equal to the lesser of (i) $2.06 per share, the closing price of the Common Stock on January 21, 2022, or (ii) the volume weighted-average price of the Common Stock for the ten consecutive trading days through and including the expiration date of the offering, currently contemplated to be March 2, 2022. Assuming that the rights offering is fully subscribed, the Company will receive gross proceeds of up to $100 million, less expenses related to the rights offering.
The rights offering will include an over-subscription right to permit each rights holder that exercises its basic subscription rights in full to purchase additional shares of Common Stock that remain unsubscribed at the expiration of the offering. The availability of the over-subscription right will be subject to certain terms and conditions to be set forth in the offering documents.
Robert W. Duggan, Chairman, Chief Executive Officer, and the beneficial owner of approximately 70% of Summit’s outstanding Common Stock prior to this rights offering, and Dr. Maky Zanganeh, Chief Operating Officer, a member of the Board of Directors, and the beneficial owner of approximately 6.5% of the Company’s outstanding Common Stock prior to this rights offering, have each indicated that they intend to participate in the rights offering, but have not indicated a minimum level of participation or made any formal binding commitment to participate.
The Company intends to register the rights offering with the Securities and Exchange Commission (the “SEC”) by filing a prospectus supplement to the Company’s effective shelf registration statement on Form S-3. When available, a copy of the prospectus supplement may be obtained at the website maintained by the SEC at www.sec.gov.
This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The rights offering will be made pursuant to the Company’s shelf registration statement on Form S-3, which became effective on October 15, 2020, and a prospectus supplement containing the detailed terms of the rights offering to be filed with the SEC. Any offer will be made only by means of a prospectus forming part of the registration statement.

About Summit Therapeutics
The overriding objective of Summit Therapeutics is to create value for patients, hospital caregivers, community-based healthcare providers, and healthcare payers around the world, in addition to our highly valued stakeholders and shareholders. We intend to create value by developing drugs with high therapeutic efficacy – intending to cure the cause and related effects of the patient's condition in need with minimal patient trauma over time. Summit Therapeutics, supported by BARDA, CARB-X, and Wellcome Trust funding, intends to be the leader in patient-friendly and paradigm-shifting treatments for significant unmet medical needs, including infectious diseases. Our new era, novel mechanism pipeline product candidates are designed with the goal to become the patient-friendly, new-era standard of care, and are designed to work in harmony with the human microbiome. Currently, Summit’s lead product candidate, ridinilazole, is a novel, first-in-class drug engaged in a global Phase III trial program. Commercialization of ridinilazole is subject to regulatory approvals. SMT-738, the second candidate within Summit’s portfolio, is currently in the IND-enabling phase for the treatment of multidrug resistant infections, specifically those caused by carbapenem-resistant Enterobacteriaceae (CRE).

For more information, please visit https://www.summittxinc.com and follow us on Twitter @summitplc.

Contact Summit Investor Relations:
Dave Gancarz
Head of Stakeholder Relations & Corporate Strategy
david.gancarz@summitplc.com

General Inquiries:
investors@summitplc.com

Summit Forward-looking Statements
Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the results of our evaluation of the underlying data in connection with the topline results of our Phase III Ri-CoDIFy study evaluating ridinilazole, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ridinilazole. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.
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